Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEHMAN BROTHERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3216325
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

745 Seventh Avenue

New York, New York 10019

(Address of principal executive offices)

LEHMAN BROTHERS HOLDINGS INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Thomas A. Russo, Esq.
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

(Name and address of agent for service)

Copy to:

Jeffrey A. Welikson, Esq.
Lehman Brothers Holdings Inc.
1301 Avenue of the Americas
New York, New York 10019

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $.10 par value	10,000,000	$126.25	$1,262,500,000	$135,088

(1) The securities to be registered include options and rights to acquire common stock.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the New York Stock Exchange on December 1, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed with the SEC on February 14, 2005, as amended on Form 10-K/A, filed with the SEC on February 16, 2005;

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2005 filed with the SEC on April 11, 2005; for the quarterly period ended May 31, 2005 filed with the SEC on July 15, 2003 and for the quarterly period ended August 31, 2005, filed with the SEC on October 11, 2005;

(3) The Registrant’s Current Reports on Form 8-K, filed with the SEC on each of December 6, December 15 and December 23, 2004, and January 18, February 3,  February 9,  March 3 (two filings), March 15, April 4, May 11, May 19, June 10, June 14, June 21, June 28, July 7, July 20, July 29, August 18, September 1, September 14, September 16, September 23, September 29, October 4, October 13, November 15, November 21 and November 29, 2005; and

(4) The description of the Registrant’s Common Stock, as contained in the Registrant’s Form 8-A Registration Statement, filed with the SEC on April 29, 1994.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Karen B. Corrigan, Vice President and Assistant Secretary of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.  Ms. Corrigan beneficially owns, or has the right to acquire under the Registrant’s employee benefit plans, an aggregate of less than 1% of the Registrant’s Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe such person’s conduct was illegal, provided that, in an action by or in the right of a corporation, a corporation may indemnify only for expenses and no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of such person’s duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

The Registrant’s certificate of incorporation provides that the liability of the Registrant’s directors to the Registrant or to the Registrant’s stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (a) breaches of duty of loyalty to the Registrant or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derives an improper personal benefit.

The effect of these provisions is to eliminate the rights of the Registrant and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s fiduciary duty of care. In addition, these provisions do not alter the liability of directors under federal securities law.

The Registrant’s by-laws provide that the Registrant will indemnify each present and former director or officer of the Registrant to the full extent and in the manner permitted by Delaware law.

The Registrant has purchased liability insurance for its officers and directors as permitted by Section 145 of the General Corporation Law of the State of Delaware.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibit Index beginning on page 6 is hereby incorporated by reference.

ITEM 9. UNDERTAKINGS

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 6, 2005.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ KAREN B. CORRIGAN
	Name:	Karen B. Corrigan
	Title:	Vice President and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas A. Russo, Jeffrey A. Welikson and Karen B. Corrigan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board of Directors
/s/ RICHARD S. FULD, JR.	and	December 6, 2005
Richard S. Fuld, Jr.	Chief Executive Officer
(principal executive officer)

/s/ CHRISTOPHER M. O’MEARA	Chief Financial Officer, Controller
Christopher M. O’Meara	and Executive Vice President	December 6, 2005
(principal financial and accounting
officer)

/s/ MICHAEL L. AINSLIE	Director	December 6, 2005
Michael L. Ainslie

/s/ JOHN F. AKERS	Director	December 6, 2005
John F. Akers

/s/ ROGER S. BERLIND	Director	December 6, 2005
Roger S. Berlind

/s/ THOMAS H. CRUIKSHANK	Director	December 6, 2005
Thomas H. Cruikshank

/s/ MARSHA JOHNSON EVANS	Director	December 6, 2005
Marsha Johnson Evans

/s/ SIR CHRISTOPHER GENT	Director	December 6, 2005
Sir Christopher Gent

/s/ ROLAND A. HERNANDEZ	Director	December 6, 2005
Roland A. Hernandez

/s/ HENRY KAUFMAN	Director	December 6, 2005
Henry Kaufman

/s/ JOHN D. MACOMBER	Director	December 6, 2005
John D. Macomber

/s/ DINA MERRILL	Director	December 6, 2005
Dina Merrill

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

Restated Certificate of Incorporation of the Registrant, dated May 27, 1994 (incorporated by reference to Exhibit 3.1 to the Registrant’s Transition Report on Form 10-K for the eleven months ended November 30, 1994).

4.2

Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated April 9, 2001 (incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001).

4.3	By-Laws of the Registrant, amended as of July 14, 2005 (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 20, 2005).

5.1

Opinion (and consent) of Karen B. Corrigan, Vice President and Assistant Secretary of Lehman Brothers Holdings Inc., as to the validity of the shares of Common Stock to which this Registration Statement relates.

23.1	Consent of Karen B. Corrigan, Vice President and Assistant Secretary of Lehman Brothers Holdings Inc. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, Independent Auditors.

24.1	Power of Attorney (included in the signature page to this registration statement).